SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2014

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-23930	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip code)

(804) 205-5069

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 27, 2014, the Board of Directors (the “Board”) of AmpliPhi Biosciences Corporation (the “Company”) unanimously approved (including all of the Continuing Directors as defined in the Company’s Articles of Incorporation) an amendment to the Amended and Restated Bylaws of the Company, effective immediately, which provides that any director or the entire Board may be removed with or without cause by the shareholders entitled to elect such director or directors if the number of votes cast to remove the director exceeds the votes cast not to remove the director. The amendment replaces a previous provision, which provided that any director or the entire Board may be removed for cause by the holders of not less than two-thirds of the shares entitled to elect such director or directors.

The foregoing description of the amendment of the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the First Amended to Amended and Restated Bylaws of the Company, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit 3.1 – First Amended to Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliPhi Biosciences Corporation

Date: October 31, 2014	By:
/s/ David E. Bosher
David E. Bosher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	First Amendment to Amended and Restated Bylaws of the Company